Exhibit 10.4

LOAN SALE AGREEMENT

This LOAN SALE AGREEMENT is made as of this 2nd day of March, 2015, by and between SELECT-TV (USA) HOLDINGS, INC. (the "Buyer"), and ZON CAPITAL PARTNERS, L.P. (the "Seller"), owner and holder of the Loan Assets described herein.

W I TN E S S E T H

WHEREAS, Seller is the owner of and intends to sell the loan assets more particularly described in Exhibit A attached hereto and made a part hereof (individually, a "Loan Asset" and together, the "Loan Assets") as well as the Physical Assets described in Exhibit B attached hereto (collectively the “Purchased Assets”); and

WHEREAS, Buyer intends to buy the Purchased Assets; and

WHEREAS, Seller and Buyer are entering into this Agreement to set forth the terms and conditions of the purchase and sale of the Purchased Assets;

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

ARTICLE 1

GENERAL

1.1. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

"Agreement" means this Loan Sale Agreement, including all Exhibits and Schedules attached hereto and referenced herein and any written amendments hereto.

"Borrower" means [***] ., a Delaware corporation.

"Business Day" means any day other than a Saturday, Sunday, federal holiday or any other day on which the Principal Office of Seller is closed.

"Closing" means the payment of the Purchase Price prescribed in Section 2.3 by Buyer and the delivery of the Closing Documents by Seller.

"Closing Date" means the date on which the Closing occurs, which date shall be no later than March 2, 2015.

"Closing Documents" means the documents required to be delivered under the terms of this Agreement at the Closing by Seller.

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[***] Confidential treatment has been requested with respect to the omitted language. The omitted language has been separately filed with the Securities and Exchange Commission.

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"Collateral" means any real, personal, or intangible property or rights securing the Loan Assets.

"Credit Files" means all documents in the possession of Seller pertaining to the Loan Assets, which files shall include original documents (or copies thereof if for any reason originals are not readily available), and may also include general credit information, credit records from Seller, payment histories, appraisals, and property insurance policies, but shall exclude Seller's internal memoranda, internal approvals, communications with Seller's participants, communications and documentation from the Obligors with respect to the Obligors' other credit relationships with Seller, documentation from other financial institutions with respect to any of the Obligors' loans from such other financial institutions, communications with other potential purchasers of the Loan Assets, and privileged, confidential or other communications between Seller and its legal counsel and any other internal and/or confidential documents relating to Seller's review, analysis, reporting, valuation or classification of the Loan Assets as may be determined by Seller.

"Loan and Security Agreement" means that certain Loan and Security Agreement dated December 21, 2006 by and between Square 1 Bank and Borrower.

"Loan Assets" shall have the meaning ascribed thereto in the recitals hereof and shall also include the Credit Files. For the avoidance of doubt, the Loan Assets shall not include (i) the credit card facility of Borrower with Seller in effect as of the Closing Date, (ii) the money market account at Square 1 Bank securing such credit card facility, or (iii) any documents relating to such facility or such account, including without limitation that certain Pledge and Security Agreement dated as of July 3, 2008 by Borrower in favor of Square 1 Bank.

"Obligor" means each person or entity who is now or hereafter may become liable for the full or partial payment or performance of any obligation under the Loan Assets, whether such obligation is direct, indirect, primary, secondary, joint or several.

"Principal Office" means, as to Buyer and Seller, the business office designated in or pursuant to Section 6.1 of this Agreement.

"Purchase Price" means TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000).

ARTICLE 2

PURCHASE AND SALE OF LOAN ASSETS

2.1. Agreement to Buy and Sell Loan Assets. Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to buy from Seller, on and subject to the terms hereof on the Closing Date, all of Seller's right, title and interest in the Purchased Assets, for the Purchase Price. The Purchased Assets are to be sold "AS-IS" and without warranty or recourse of any kind except as expressly set forth in Article 3 hereof.

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2.2. Closing. The Closing of the purchase and sale of the Loan Assets shall take place on the Closing Date at the Principal Office of Seller or other such place mutually agreed upon by Buyer and Seller.

2.3. Payment of Purchase Price. On or before 12:00 noon on the Closing Date, Buyer agrees to pay Seller the Purchase Price. Buyer shall remit payment of the Purchase Price to Seller by wire transfer pursuant to Seller's wiring instructions below.

Bank:	PNC Bank, N.A. (Palmer Square, Princeton, NJ 08542)

ABA #	031-207-607

Credit to:	Zon Capital Partners L.L.C.

A/C #:	80 4249 4092

2.4 Termination of Agreements. Upon payment of the amounts set forth in Section 2.3, all obligations of the guarantor under the (i) Unconditional Guaranty, dated as of March 31, 2011 by Paul Capital Partners IX, L.P. in favor of Seller (the "Paul Capital Guaranty"), and (i i) Unconditional Guaranty, dated as of December 20, 2007 by Buyer in favor of Seller (the "Zon Capital Guaranty'', and together with the Paul Capital Guaranty, the "Guarantees") will be fully paid, performed and discharged and the Guarantees will be terminated and all other obligations of the guarantors thereunder will be released and discharged.

2.5. Assignments and Endorsements.

2.5.1. Upon payment of the Purchase Price specified in and, in accordance with, the terms of Section 2.3, Seller shall execute and deliver to Buyer, and Buyer shall take delivery from Seller of, the Purchased Assets in the manner set forth in Section 2.5.3 and Section 2.5.4 below. In addition, Seller shall execute and deliver such individual assignments as may be reasonably required or requested by Buyer for the legal transfer of Seller's perfected right, title and interest (to the extent so perfected by Seller) in the Purchased Assets purchased by Buyer. Buyer shall be responsible for the preparation and recording of such assignments and for payment of any costs and recording fees associated with recording such assignments.

2.5.2. Should any assignments in addition to those delivered pursuant to Section 2.5.1 above be required by applicable law, Buyer shall prepare and submit such additional assignments to Seller for execution within ninety (90) days after the Closing Date. Buyer shall be responsible for the preparation of and any costs associated with the preparation of such additional assignments and for any costs, including legal fees and expenses, incurred by Seller in connection with the review thereof. Buyer shall also pay any costs or filing fees associated with the recording of such additional assignments. Additionally, any such assignments, including those provided for in Section 2.6.1, shall be without recourse or warranty (except as provided herein) and in a form acceptable to Seller and its counsel. Seller shall have no obligation to execute any additional assignment that is not received by Seller within ninety (90) days after the Closing Date.

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2.5.3. Seller shall endorse each Note evidencing the Loan Assets, if any, purchased hereunder in the following manner:

Pay to the order of Select-TV (USA) Holdings, Inc., WITHOUT RECOURSE, REPRESENTATION OR WARRANTY except as provided in the Loan Sale Agreement dated March 2, 2015

Zon Capital Partners, L.P.

By: ______________________________

Title: _____________________________

Date: _____________________________

2.5.4. The assignment as to the Loan Assets (other than Notes) shall be in substantially the following form:

"For value received and without recourse, except as provided in the Loan Sale Agreement dated March 2, 2015, Zon Capital Partners, L.P. does hereby assign, transfer and convey unto Select–TV (USA) Holdings, Inc. the following:".

2.6. Transfer of Loan Assets. On or promptly after the Closing Date, Seller shall physically deliver to Buyer all original promissory notes comprising Loan Assets (to the extent that the Seller has originals thereof), a Lost Note Affidavit (to the extent that the Seller does not have originals of such promissory notes), each original Loan Asset (to the extent that Seller has originals) and each other assignment instrument necessary to transfer perfected ownership to the extent of Seller's perfection of the Loan Assets, in each case, endorsed as described above (as applicable), and the Credit Files. Thereafter, risk of loss with respect to any Loan Asset, assignment instruments and Credit Files shall rest with Buyer.

2.7. Transfer of Physical Assets. On the Closing date, after Seller’s receipt of the Purchase Price, Seller shall allow Buyer to ship all Physical Assets from their current location to Buyer’s location, at Buyer’s expense.

2.8. Survival of Responsibilities. The responsibilities and agreements contained in Article 2 shall survive the Closing.

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ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

3.1. Seller's Warranties and Representations. Seller hereby represents and warrants to Buyer that the following statements are true and correct, as of the date of this Agreement, and shall be true and correct as of the Closing Date:

3.1.1. Ownership of the Loan Assets gives Seller the right to transfer ownership of the Physical Assets to Buyer without any encumbrances.

3.1.2. Seller owns the Loan Assets, has good and valid title thereto, and has the right to sell the Loan Assets to Buyer.

3.1.3. Seller has the proper authority to sell the Loan Assets.

3.1.4. This Agreement has been duly authorized, executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, receivership or similar debtor relief laws and general principles of equity.

3.1.5. All documents in Seller's possession or control made available to Buyer are, to the best of Seller's knowledge and belief, true, accurate and correct copies of the originals thereof.

3.1.6. Seller makes no warranty or representation as to the enforceability of any of the documents included among the Loan Assets. Seller makes no warranty or representation with respect to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally as they may relate to the Loan Assets. Buyer acknowledges that Seller has disclosed that all materials and/or documents that have been, or may have been, in the possession of Seller with respect to the Loan Assets may not have been located or otherwise available for review or transfer to Buyer. Notwithstanding the foregoing sentence, Seller represents and warrants that it intends to transfer all of Seller's right, title and interest in and to the Loan Assets to Buyer pursuant to this Agreement.

3.2. DISCLAIMER OF WARRANTIES AND REPRESENTATIONS NOT EXPRESSED HEREIN. EXCEPT FOR THOSE EXPRESSED IN SECTION 3.1, NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, HAVE BEEN MADE BY SELLER OR BY ANYONE ACTING ON ITS BEHALF, PARTICULARLY, BUT WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, NO WARRANTIES OR REPRESENTATIONS REGARDING (i) THE COLLECTABILITY OF THE LOAN ASSETS, (ii) THE CREDITWORTHINESS OF ANY OBLIGOR, (iii) THE VALUE OF ANY COLLATERAL SECURING PAYMENT OF THE LOAN ASSETS, (iv) THE ENFORCEABILITY OF THE LOAN ASSETS, OR (v) THE CONDITION OF THE UNDERLYING COLLATERAL INCLUDING BUT NOT LIMITED TO ANY ENVIRONMENTAL MATTERS OR CONDITION, WHETHER LATENT OR OBSERVABLE. EXCEPT IN THE EVENT OF BREACH OF REPRESENTATION, WARRANTY OR COVENANT, FRAUD OR WILLFUL MISCONDUCT, ALL LOAN ASSETS SOLD TO BUYER UNDER THIS AGREEMENT ARE SOLD AND TRANSFERRED WITHOUT RECOURSE. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, ALL OF THE LOAN ASSETS SOLD TO BUYER UNDER THIS AGREEMENT ARE SOLD AND TRANSFERRED "AS-IS, WHERE-IS, AND WITH ALL FAULTS AND DEFECTS".

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3.3. Seller's Covenants to Buyer.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

4.1. Buyer's Representations and Warranties. Buyer hereby represents and warrants to Seller that the following statements are true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date.

4.1.1. Decision to Purchase. Buyer has had an opportunity to independently review the Loan Assets, and has made its decision to buy the Loan Assets based upon its own independent review and evaluation of the Loan Assets and has not relied upon any oral or written information provided by any agent, employee or representative of Seller or any summaries of the Loan Assets. Buyer has not relied on any statements or representations of Seller or its agents, officers, employees or counsel other than those specifically contained in this Agreement or in exhibits or schedules hereto. Buyer acknowledges that Seller has not given any investment advice or rendered any opinion as to whether the purchase of the Loan Assets is prudent. Buyer is aware that the amount ultimately paid or recovered on account of the Loan Assets may be less than the consideration paid to Seller by Buyer pursuant to this Agreement and/or less than Seller's records now indicate is due and owing in connection with the Loan Assets. Buyer acknowledges that neither the Loan Assets as a whole nor any individual Loan Asset is a security. Buyer has made, independently and without reliance on Seller, its own analysis of the Loan Assets. Buyer is purchasing the Loan Assets in the ordinary course of its business for commercial purposes and not for resale. Buyer acknowledges that the Loan Assets will not be managed or serviced by Seller or any affiliate of Seller and that Buyer is not relying upon the entrepreneurial or managerial efforts of any other entity for any profit to be derived from the Loan Assets. Buyer acknowledges that Seller has offered the Loan Assets for purchase hereunder only in a limited sol icitation to sophisticated financial or commercial purchasers and not to the general public. Buyer has received ample notice that the Loan Assets are being sold on a whole loan, servicing released basis, and Buyer is not acquiring an investment in a business enterprise.

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4.1.2. Authority. Buyer is duly and legally authorized to enter into this Agreement and, to the best of Buyer's knowledge, Buyer has complied with all laws, rules and regulations related, or applicable, to this Agreement and the Loan Assets to which Buyer may be subject.

4.1.3. Enforceability. This Agreement, when duly executed and delivered, and all of Buyer's obligations hereunder will be the legal, valid and binding obligations of Buyer, enforceable in accordance with the terms of this Agreement.

4.1.4. Performance. Buyer's performance of its duties and obligations under this Agreement will not conflict with, result in a breach of, or default under, or be adversely affected by, any decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any arbitrator, to which Buyer is a party or by which Buyer or its assets are bound. There is no suit, action, claim, arbitration, proceeding or investigation by any governmental entity or any other person, pending against Buyer arising out of or relating to the transactions contemplated by this Agreement.

4.1.5. Bankruptcy. Buyer (i) is not currently insolvent, nor will Buyer be rendered insolvent by virtue of making the payments required hereunder, (ii) has no present intent to file any voluntary petition in bankruptcy under any Chapter of the Bankruptcy Code, (iii) has no present intent to seek relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any federal, state or local law or in equity, and (iv) has no present intent to cause the Loan Assets to be the subject of or attached in connection with any bankruptcy or insolvency proceedings or the property of any bankruptcy or insolvency estate.

4.1.6. Investment Representations. Buyer represents and warrants that it is purchasing the Loan Assets for investment purposes only and for Buyer's own account, with no present intention of selling or distributing the Loan Assets, or any interest therein, except in strict compliance with any and all federal, state or local securities laws. Buyer further represents and warrants that it is an "accredited investor" within the meaning of Regulation D of the Securities and Exchange Commission. Buyer further acknowledges that the Loan Assets may be subject to subsequent restrictions on transferability and resale under the Securities Act of 1933, as amended, and applicable state securities laws.

4.2. Buyer's Covenants to Seller.

4.2.1. Notification of Obligors. Buyer shall promptly after the Closing Date with respect to the Loan Assets purchased under this Agreement, notify each Obligor of Buyer's purchase of the Loan Assets and direct that all payments on and communications regarding the Loan Assets be sent to Buyer's attention after the Closing Date, and Seller will cooperate as reasonably requested by Buyer in completing such notifications. Notwithstanding any or all of the foregoing, Seller may on its own and in its sole and absolute discretion notify Obligors and other interested third parties of the sale of Loan Assets after the Closing Date.

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4.2.2. Borrower’s Dissolution. Buyer shall work in cooperation with Seller to affect the corporate dissolution of Borrower.

4.2.3. Insurance. Buyer shall promptly after the Closing Date notify all companies providing hazard, liability, or any other type of insurance for the protection of the Loan Assets or the Collateral, as may be required under existing policies, of the sale of the Loan Assets. If required or requested, Seller shall confirm such assignments of insurance in writing to the insurers.

4.2.4. Use of Seller's Name. Buyer shall not, without the express written consent of Seller, said consent to be given or withheld in the Seller's sole and exclusive discretion, institute any legal action in the name of Seller or any affiliate thereof; nor shall Buyer use the name of Seller or otherwise refer to Seller or any affiliate thereof, or any name derived therefrom or confusingly similar therewith, to promote Buyer's sale, collection or management of the Loan Assets purchased under this Agreement. Buyer acknowledges that there is no adequate remedy at law for violation of this provision and consents to the entry of an order by a court of competent jurisdiction enjoining any violation or threatened violation of this provision.

4.2.5. Informational Tax Reporting. As of the Closing Date, Buyer agrees to assume and indemnify and hold Seller harmless from all obligations with respect to federal and state income tax informational reporting related to the Loan Assets purchased under this Agreement, including obligations with respect to Forms I 099 and I 098 and back-up withholding. Buyer further agrees to cooperate with Seller to the extent necessary to allow Seller to fulfill its obligations with respect to such informational reporting for such Loan Assets for the period prior to the Closing Date.

4.2.6. Collection Practices. Buyer acknowledges that certain laws relating to unfair collection practices may apply to Buyer in connection with the Loan Assets purchased by Buyer hereunder and that Buyer has a responsibility to abide by such laws. Buyer shall indemnify and hold Seller harmless from any liability arising from Buyer's failure to abide by such laws. Buyer agrees to notify Seller within ten (10) Business Days of receiving notice or knowledge of any such claim, demand or assertion.

4.2.7. Servicing. From and after the Closing Date, Buyer shall assume and fully discharge all of Seller's obligations and duties with respect to servicing the Loan Assets purchased hereunder and shall indemnify and hold Seller harmless from any and all costs, loss, damage, expense or attorneys' fees incurred by Seller in connection therewith.

4.2.7 Compliance with Terms. Buyer agrees to abide by and be bound by all of the terms and conditions of the Loan Assets purchased hereunder to the extent that such terms and conditions continue to bind the holder of the Loan Assets. By its execution below, Buyer agrees that, as of the Closing Date and upon payment of the amount of the Purchase Price prescribed by Section 2.3, Buyer shall assume all of the obligations of Seller under and pursuant to the Loan Assets arising from and after the date of Closing.

4.2.8. Taxes and Other Liens. Buyer acknowledges that any Collateral may be subject to property taxes and other liens, charges or encumbrances and that these taxes and other liens are not the responsibility of Seller and shall not affect the Purchase Price.

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ARTICLE 5

INDEMNIFICATION

5.1 Buyer Indemnification. Subject to the provisions of Section 5.3, Buyer hereby agrees to indemnify, hold harmless and defend Seller and its agents, attorneys, servants, directors, officers, employees, predecessors, successors, assigns and affiliates (collectively, the "Indemnified Seller Party"), from and against any and all losses, causes of action, liabilities, claims, demands, obligations, damages, costs and expenses, including reasonable attorneys' and accountants' fees and costs, to which any Indemnified Seller Party may become subject on account of, arising out of, or related to any act, omission, conduct or activity of Buyer or any of its officers, directors, employees, agents, servants, shareholders, successors or assigns, on account of, arising out of or related to Buyer's breach of this Agreement, any agreement between Buyer and any of the Obligors under the Loan Assets, or the servicing, collection, reporting or administration of the Loan Assets. Buyer's obligation to indemnify each Indemnified Seller Party shall remain in effect and survive any future sale, assignment or other disposition of this Agreement and/or any of the Loan Assets.

5.2 Procedure Regarding Indemnification. Promptly after receipt by an Indemnified Seller Party of notice of any claim or demand that may give rise to a right of indemnification hereunder or the commencement of any action to which Section 5.1 shall apply, the Indemnified Seller Party shall notify Buyer in writing of the commencement of such action and of the possibility of a claim by the Indemnified Seller Party against Buyer under Section 5.1; however, failure of the Indemnified Seller Party to notify Buyer will not relieve Buyer of liability hereunder. Buyer shall be entitled to participate in such action and may, with the consent of the Indemnified Seller Party, assume the defense of such action with counsel selected by Buyer with the prior approval of the Indemnified Seller Party. After Buyer's assumption of the defense, Buyer shall not be liable for any legal expenses subsequently incurred by the Indemnified Seller Party in connection with the defense of such action, unless (i) such expenses are incurred with the prior written approval of Buyer, or (ii) if the Indemnified Seller Party reasonably determines that its interests may be adverse in whole or in part to those of Buyer and that there may be legal defenses available to the Indemnified Seller Party that are different from, in addition to or inconsistent with defenses available to Buyer, in which case the Indemnified Seller Party may retain its own counsel and be indemnified by Buyer for all legal and other expenses and costs reasonably incurred in connection with the investigation and defense of the action.

Notwithstanding the foregoing, no settlement of any claim or proceeding to which an Indemnified Seller Party is a party will be binding on Buyer until approved by Buyer in writing.

5.3 Settlement or Judgment. Buyer shall not be liable for the settlement of any action effected without its express written consent, said consent not to be unreasonably withheld, conditioned or delayed. If any action is settled with Buyer's written consent or if there is a final judgment against the Indemnified Seller Party in any action covered by the indemnification provisions of Article 5, Buyer shall indemnify, hold harmless and defend the Indemnified Seller Party from and against all loss or liability incurred by reason of such settlement or judgment.

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ARTICLE 6

MISCELLANEOUS PROVISIONS

6.1. Notices. Any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be sent by certified mail, return receipt requested, in a prepaid envelope, or via telefax and shall be deemed given when delivery is first attempted (with regard to mailing notice) or when actually transmitted (with regard to telefax notice, to the extent the party giving notice produces a transmission confirmation in connection therewith) to the party to whom notice is directed at the address or telefax number set forth on the signature page hereto or such other address or telefax number as such party shall hereafter specify.

6.2. Assignment. Subject to Buyer's agreement to be bound by all terms of this Agreement, and without releasing or discharging Buyer from any of the covenants, warranties or agreements set forth herein, this Agreement may be assigned to any entity owned by or affiliated with Buyer at any time; provided, however, the recourse provided hereunder against Seller for the breach of a representation or warranty is intended to run exclusively to Buyer, and no further or subsequent assignee of such rights in any of the Loan Assets shall have any right to make a claim against Seller for any breach hereunder.

6.3. Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision of this Agreement is unlawful, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect and shall be binding upon the parties.

6.4. Headings. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision thereof.

6.5. Governing Law. The parties agree that this Agreement shall be construed, and the rights and obligations of the parties under the Agreement shall be determined, in accordance with the laws of the Commonwealth of Pennsylvania (excluding the conflict of law rules). The parties further agree and stipulate that this Agreement shall be deemed to have been entered into in the Commonwealth of Pennsylvania. The parties hereto consent to submit to the personal jurisdiction of the United States District Court for the Eastern District of Pennsylvania, or the state courts of Philadelphia County, Pennsylvania, either of which shall be the exclusive forum for the resolution of any claim or cause of action arising out of the breach of this Agreement. The parties further hereby unconditionally and irrevocably, and as an independent covenant, waive any right to a jury trial in any action or proceeding hereunder or otherwise related hereto.

6.6. Survival. Seller and Buyer agree that the agreements, covenants, warranties and representations herein contained shall survive the Closing, shall not merge into the Closing Documents, and shall be independently enforceable.

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6.7. Entire Agreement; Amendments. This Agreement, including any attachments and exhibits referred to in this Agreement, and any other documents executed by Seller or Buyer at Closing in connection with this Agreement, constitute the entire agreement between the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, representations and understandings of the parties, written or oral. The terms of this Agreement shall not be modified or amended except by subsequent written agreement of the parties.

6.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

6.9. Construction. Unless the context requires otherwise, singular nouns and pronouns used herein shall be deemed to include the plural, and pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender. The parties hereto have each been fully advised and represented by legal counsel and accordingly the normal rule that ambiguities are construed against the drafter shall not be applied in connection with the interpretation or construction hereof.

6.10. Waiver. No waiver by either party of the other party's breach of any term, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition of this Agreement. In addition, no waiver by Seller of any condition prior to Closing is enforceable unless in writing.

6.11 Attorneys Fees. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, to all reasonable costs and expenses, including reasonable attorneys' fees, incurred in such action.

6.12 Brokers. Each party represents and warrants that all actions by it relative to this Agreement and the transactions contemplated hereby were carried out in such manner so as not to give rise to any claim for finder's fees, brokerage commissions or similar payments. Each party agrees to indemnify and hold harmless the other party hereto of and from any and all loss, injury, damage, claim, suit, expense or cost, including attorneys' fees and all costs of litigation, actually incurred as the result of any breach of the representation and warranty set forth herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the day and year first written above.

BUYER:

/s/ signature

Chairman

SELLER:

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EXHIBIT A

LOAN ASSETS

1.	Loan and Security Agreement dated as of December 21, 2006 by and between Seller and Borrower.

2.	First Amendment to Loan and Security Agreement dated as of June 18, 2007 by and between Seller and Borrower.

3.	Forbearance Agreement dated as of December 3, 2007 by and between Seller and Borrower.

4.	Second Amendment to Loan and Security Agreement dated as of January 2, 2008 by and between Seller and Borrower.

5.	Third Amendment to Loan and Security Agreement dated as of March 28, 2008 by and between Seller and Borrower.

6.	Fourth Amendment to Loan and Security Agreement dated as of August 11, 2008 by and between Seller and Borrower.

7.	Fifth Amendment to Loan and Security Agreement dated as of January 5, 2009 by and between Seller and Borrower.

8.	Sixth Amendment to Loan and Security Agreement dated as of June 18, 2009 by and between Seller and Borrower.

9.	Seventh Amendment to Loan and Security Agreement dated as of July 29, 2009 by and between Seller and Borrower.

10.	Eighth Amendment to Loan and Security Agreement dated as of September 29, 2009 by and between Seller and Borrower.

11.	Ninth Amendment to Loan and Security Agreement dated as of November 10, 2009 by and between Seller and Borrower.

12.	Tenth Amendment to Loan and Security Agreement dated as of January 25, 2010 by and between Seller and Borrower.

13.	Eleventh Amendment to Loan and Security Agreement dated as of June 22, 2010 by and between Seller and Borrower.

14.	Forbearance Agreement and Twelfth Amendment to Loan and Security Agreement dated as of May 27, 2011 by and between Seller and Borrower.

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15.	Thirteenth Amendment to Loan and Security Agreement dated as of June 17, 2011 by and between Seller and Borrower.

16.	Fourteenth Amendment to Loan and Security Agreement dated as of September 29, 2011 by and between Seller and Borrower.

17.	Fifteenth Amendment to Loan and Security Agreement dated as of October 27, 2011 by and between Seller and Borrower.

18.	Sixteenth Amendment to Loan and Security Agreement dated as of December 14, 2011 by and between Seller and Borrower.

19.	Seventeenth Amendment to Loan and Security Agreement dated as of November 1, 2012 by and between Seller and Borrower.

20.	Intellectual Property Security Agreement dated December 21, 2006 by and between Seller and Borrower.

21.	Subordination Agreement dated December 21, 2006 by and between Global Direct Response, Inc. and Seller.

22.	The Credit Files.

23.	UCC-1 Financing Statement filed with the Delaware Secretary of State, File No. 2007-0083500.

24.	UCC-3 Financing Statement Amendment filed with the Delaware Secretary of State, File No. 201 1-0225337.

25.	UCC-3 Financing Statement Amendment filed with the Delaware Secretary of State, File No. 2011-3316349

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EXHIBIT B

PHYSICAL

ASSETS

1. All source code for programs owned or licensed by [***]

2. All servers housing source code and any other code belonging to or licensed by [***]

3. All drawings and other material pertaining to [***] products

4. All hardware inventory

5. All written and electronic documentation, technical guides, reference materials and other material pertaining to the operation and maintenance of [***] hardware and software

6. All furniture, workstations and other non-computer hardware housed in the [***] facility in Pennsylvania

7. All customer contracts and other written or electronic material relevant to the management of existing customers

8. All marketing literature

9. Any and all templates and systems for managing billings, receivables and other aspects of business management.

10. All other material housed in the [***] facility in Pennsylvania.

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[***] Confidential treatment has been requested with respect to the omitted language. The omitted language has been separately filed with the Securities and Exchange Commission.

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